UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

ZAGG Inc

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34528	20-2559624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115

 (Address of Principal Executive Offices)

(801) 263-0699

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2015, ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), held its 2015 Annual Meeting of Stockholders (the “Meeting”) at the offices of the Company in Salt Lake City, Utah. The following matters were presented at the Meeting:

Proposal 1	Election of Directors: Randall L. Hales, Cheryl A. Larabee, E. Todd Heiner, Bradley J. Holiday, and Daniel R. Maurer.

Proposal 2	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company.

Proposal 3	Advisory vote on the compensation ZAGG’s name executive officers.

Proposal 4	Approval of the ZAGG Inc Employee Stock Purchase Plan.

The Company adjourned the meeting without concluding voting on Proposals 1 and 3 to allow stockholders time to review supplemental information to the Company’s 2015 Proxy Statement related to these proposals that was filed with the Securities and Exchange Commission on June 9, 2015. The voting on Proposals 1 and 3 will remain open until Thursday June 25, 2015, when the Company will reconvene the Meeting and conclude the voting on those two proposals.

On June 11, 2015, the Company issued a press release announcing the adjournment of the Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

The Company concluded the voting on Proposals 2 and 4 during the Meeting. The voting totals were as follows:

Proposal 2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Broker Non-Votes
24,520,227	90,961	52,577	-

Based on the voting results set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for the year ending December 31, 2015, was ratified by the Company’s stockholders.

Proposal 4	Approval of the ZAGG Inc Employee Stock Purchase Plan:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Broker Non-Votes
18,725,243	434,952	104,750	5,398,820

Based on the voting results set forth above, the ZAGG Inc Employee Stock Purchase Plan was approved by the Company’s stockholders.

Item 8.01. Other Events.

At the Meeting, management of the Company provided a presentation regarding the Company’s performance during the prior fiscal year and interim period, including performance of certain products and product categories, expectations regarding the remainder of 2015 and the markets and industry in which the Company operates. A copy of the presentation provided by Company management is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

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The presentation includes a financial measure that is not in conformity with accounting principles generally accepted in the United States (“GAAP”), which are referred to as non-GAAP financial measures. Specifically, the presentation includes references to earnings before stock-based compensation expense, depreciation and amortization, other income/expense, and provision for income taxes (“Adjusted EBITDA”). The Company considers Adjusted EBITDA to be an important financial indicator of the Company's operational strength and the performance of its business. Adjusted EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address. Adjusted EBITDA is presented because the Company believes that it is helpful to some investors as a measure of the Company’s operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in the slide presentation to their most directly comparable GAAP financial measures as provided on the Company’s internet website.

Item 9.01. Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press Release of ZAGG Inc dated June 11, 2015
99.2	Annual Shareholder Meeting Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	ZAGG Inc

	By:	/s/ Randall L. Hales
	Name:	Randall L. Hales
	Its:	Chief Executive Officer, President

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